Registration No. 333-______
                                                         Filed November 25, 2008

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               WVS Financial Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

Pennsylvania                                                          25-1710500
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(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania                               15237
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(Address of Principal Executive Offices)                              (Zip Code)

                  WVS Financial Corp. 2008 Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

   David J. Bursic                         Copies to:
   President and Chief Executive Officer   Kenneth B. Tabach, Esq.
   WVS Financial Corp.                     Elias, Matz, Tiernan & Herrick L.L.P.
   9001 Perry Highway                      734 15th Street, N.W.
   Pittsburgh, Pennsylvania 15237          Washington, D.C. 20005
   (412) 364-1911                          (202) 347-0300
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            (Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                    Accelerated filer          [_]
Non-accelerated filer    [_]                    Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                                                  CALCULATION OF REGISTRATION FEE
                                                  -------------------------------

                                                                   Proposed Maximum     Proposed Maximum
                                              Amount to be        Offering Price Per   Aggregate Offering       Amount of
 Title of Securities to be Registered         Registered (1)            Share                Price           Registration Fee
----------------------------------------   --------------------   ------------------   -------------------   ----------------
Common Stock, par value $.01 per share      152,000 shares (2)         $16.10(2)         $2,447,200(3)           $96.18


-------------------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the WVS Financial Corp. 2008 Stock Incentive Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of WVS Financial Corp. (the "Company").
(2)   Represents shares currently reserved for issuance pursuant to the Plan.
(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock on November 18, 2008 as reported by the Nasdaq Stock Market, LLC.

                       ----------------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. 230.462.

                                     PART I

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the year ended June 30, 2008;

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Form 10-K referred to in clause
                  (a) above;

         (c) The description of the Common Stock of the Company contained in the Prospectus under the heading, "Description of Our Capital Stock" in the Company's Registration Statement on Form S-1 filed on August 16, 1993, as amended (File No. 33-67506); and

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this registration statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         Not  applicable  since the Company's  Common Stock is registered  under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Article  8  of  the  Registrant's   Amended  and  Related  Articles  of
Incorporation provides as follows:

         Article 8. Indemnification, etc. of Officers, Directors, Employees and Agents.

         A. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

         C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

         F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

         G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund created pursuant to Section F of this
Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7.           Exemption from Registration Claimed.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this registration statement.

Item 8.           Exhibits.

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         No.      Exhibit
       -------    --------------------------------------------------------------
         4.0      Form of Common Stock certificate(1)
         5.0      Opinion  of  Elias,  Matz,  Tiernan  &  Herrick  L.L.P.  as to
                  legality of the Common Stock
         10.0     WVS Financial Corp. 2008 Stock Incentive Plan(2)
         23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P.  (included in
                  Exhibit 5.0)
         23.2     Consent of S.R. Snodgrass, A.C.
         24.0     Power of attorney for any subsequent  amendments is located in the signature pages

         ---------------
         (1) Incorporated by reference from the Company's registration statement on Form S-1 (Commission File No. 33-67506) filed with the Commission on August 16, 1993, as amended.
         (2) Incorporated by reference from the Company's definitive proxy statement for the Annual Meeting of Stockholders held on October 28, 2008 (Commission File No. 000-22444) filed with the Commission on September 26, 2008.

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on this 24th day of November 2008.

                                    WVS FINANCIAL CORP.

                                    By:    /s/ David J. Bursic
                                           -------------------------------------
                                           David J. Bursic
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints David J. Bursic his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


          Name                  Title                                  Date
---------------------------     ----------------------------------     -----------------
/s/ David J. Bursic             Director, President and Chief          November 24, 2008
---------------------------     Executive Officer (principal
David J. Bursic                 executive officer)

/s/Jonathan D. Hoover           Director, Senior Vice President -      November 24, 2008
---------------------------     Operations
Jonathan D. Hoover

/s/ Keith A. Simpson            Vice President, Treasurer and          November 24, 2008
---------------------------     Chief Financial Officer (principal
Keith A. Simpson                financial and accounting officer)

/s/ David L. Aeberli            Chairman of the Board                  November 24, 2008
---------------------------
David L. Aeberli

                                       7

          Name                  Title                                  Date
---------------------------     ----------------------------------     -----------------

/s/ John W. Grace               Director                               November 24, 2008
---------------------------
John W. Grace

/s/ Lawrence M. Lehman          Director                               November 24, 2008
---------------------------
Lawrence M. Lehman

/s/ Margaret VonDerau           Director                               November 24, 2008
---------------------------
Margaret VonDerau



                                       8